Exhibit 10.4

Financial covenant waiver extension consent letter relating to the Cruise Debt Holiday Principles

To:	Royal Caribbean Cruises Ltd. ("RCCL")

as Borrower under the RCCL Facility Agreements (as defined in the Schedule (as defined below) and detailed in part A of the Schedule) and as Guarantor under the Silversea Facility Agreements (as defined in the Schedule and detailed in part B of the Schedule)

Silversea Cruise Holding Ltd. ("Silversea")

as Borrower under the Silversea Facility Agreements

From:	KfW IPEX-Bank GmbH

as CIRR Agent, as Hermes Agent and as Administrative Agent and Facility Agent (as applicable) under the Facility Agreements (but for the purpose of this letter, being referred to as the Facility Agent)

Date: 23 July 2020

Dear Sirs

1	We refer to:

(1)	each of the Facility Agreements (as defined in and more particularly set out in the schedule to this letter (the "Schedule"));

(2)	the consent request letters from you to us in relation to the Principles (as defined in the Waiver Extension Request (as defined below)) dated 31 March 2020 and 4 May 2020 respectively (the "Original Consent Requests");

(3)	the waiver extension consent request letter from you to us dated 13 July 2020 (the "Waiver Extension Request"); and

(4)	the email from RCCL to us dated 15 July 2020 requesting the amendment of the debt holiday quarterly reporting obligation under the RCCL Facility Agreements and the Principles to align it with its SEC filing requirements (the "Financial Reporting Request").

2	Unless otherwise defined in this letter, words and expressions defined in the relevant Facility Agreement and the Schedule shall have the same meanings when used in this letter.

3	The Lenders under each of the Facility Agreements and Hermes consent to the requests contained in the Waiver Extension Request and the Financial Reporting Request on and subject to the terms set out in this letter.

4	With effect on and from the date of this letter:

(1)	the term of the waivers for the suspension of financial covenant testing granted pursuant to the Original Consent Requests as contained in (a) the RCCL Facility Agreements and (b) any confirmations issued by us pursuant to the Original Consent Requests in connection with the Silversea Facility Agreements (the

"Original Confirmations") shall be extended so that any financial covenants set out in any relevant provision of the Facility Agreements shall continue to be tested in accordance with the existing terms of the relevant Facility Agreement (and your reporting obligations in respect of such financial covenants under such Facility Agreement shall continue to apply) but (i) the period during which any breach of such financial covenants shall not result in any Prepayment Event (including as set out in section 9.1.5 (Non-Performance of Certain Covenants and Obligations) of the RCCL Facility Agreements) or any Event of Default under the RCCL Facility Agreements shall be extended from 31 March 2021 to 31 December 2021 and (ii) in the case of the Silversea Facility Agreements, the Original Confirmations provided by us (on behalf of the relevant Lenders) in relation to the suspension of financial covenant testing shall continue to apply until 31 December 2021;

(2)	the following term in section 1.1 (Defined Terms) of each of the RCCL Facility Agreements shall, accordingly, be deleted in total and replaced with a new term as follows:

""Deferral Period" means the period from and including April 1, 2020 to and including December 31, 2021.";

(3)	the following term shall be inserted in section 1.1 (Defined Terms) of each of the RCCL Facility Agreements in the correct place alphabetically:

""Original Deferral Period" means the period from and including April 1, 2020 to and including March 31, 2021.";

(4)	the relevant section of section 7.1.1 (Financial Information, Reports, Notices, etc.) of each of the RCCL Facility Agreements shall, accordingly, be deleted in total and replaced with a new section as follows:

"as soon as available and in any event within respectively five (5), ten (10) and forty (40) days after the end of each monthly, bi-monthly and quarterly period starting on April 1, 2020 and during the Deferral Period, the information set out in section (F) of the Information Package (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);";

(5)	the words "Deferral Period" in the heading of exhibit A (Repayment Schedule – Loan (other than Deferred Tranche)) to each of the RCCL Facility Agreements shall be deleted and replaced with the words "Original Deferral Period";

(6)	Silversea shall provide the financial information referred to in sections (F)8 and (F)9 of the information package (attachment 1 to the Principles) as soon as possible and in any event within 40 days after the end of each quarterly period starting on 1 April 2020 and ending on 31 December 2021; and

(7)	the terms on which the Lenders under each of the Facility Agreements and Hermes consented to the requests contained in the Original Consent Requests shall continue to apply save to the extent amended and supplemented by this letter.

5	By signing this letter, the Facility Agent confirms that any consent required to be obtained from Hermes and KfW in respect of the amendments to the Facility Agreements to be made pursuant to paragraph 4 above have been obtained.

6	By signing this letter each of RCCL and Silversea hereby:

(1)	repeats as at the date of its acknowledgement of this letter the representations set forth in article VI of each Facility Agreement to which it is a party (excluding that in section 6.10 (Withholding, etc.) if that representation is not a representation to be repeated pursuant to that Facility Agreement), by reference to the facts and circumstances then pertaining, as if references to the Loan Documents include this letter;

(2)	confirms that it is in compliance with its negative pledge covenant under section 7.2.3 (Liens) of the Facility Agreements;

(3)	undertakes that if it or any of its Subsidiaries grants security and/or issues guarantees under or in connection with a credit, loan or borrowing facility agreement which is backed by an export credit agency other than Hermes and in existence as of 30 June 2020 (an "Other Existing ECA Financing"), it shall promptly notify the Facility Agent and, if required by Hermes in respect of any Facility Agreement, agrees to amend and modify that Facility Agreement promptly to reflect the requirement to grant security and/or issue guarantees equivalent to those granted and/or issued under such Other Existing ECA Financing. Pending such amendment and modification the requirement to grant equivalent security and/or issue equivalent guarantees shall be deemed to be a term of that Facility Agreement. The Facility Agent and RCCL and/or Silversea will, at the cost of RCCL or Silversea (as borrower, as the case may be), enter into such documentation as is required to reflect the granting of equivalent security and/or the issue of equivalent guarantees that take effect pursuant to this letter. Any such documentation must be in a form agreed by the Facility Agent, acting reasonably; and

(4)	undertakes to notify the Facility Agent promptly of the granting of any new security, the issue of any new guarantees or the discharge or release of any security or guarantees granted or issued by it or any of its Subsidiaries to secure the repayment of monies borrowed under any credit, loan or borrowing facility agreement (including the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person) or the repayment of any other Indebtedness.

7	Each party confirms that, save as supplemented and amended by this letter, the provisions of each Facility Agreement shall continue in full force and effect.

8	This letter is a Loan Document.

9	This letter and any non-contractual obligations connected with it shall be governed by and interpreted in accordance with English law and sections 11.14.2 (Jurisdiction), 11.14.3 (Alternative Jurisdiction) and 11.14.4 (Service of Process) of each Facility Agreement shall apply to this letter as if they are set out in full and as if (a) references to each party are references to each party to this letter and (b) references to the Facility Agreement are to this letter.

10	This letter may be executed in counterparts.

Please sign below and return to signify your acceptance of the terms and conditions of this letter.

Yours faithfully

/s/ MICHAEL BURGESS

Name: Michael Burgess

For and on behalf of

KfW IPEX-Bank GmbH as Facility Agent and on behalf of the Lenders and any lead arrangers (howsoever described)

ATTORNEY-IN-FACT

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ ANTJE M. GIBSON
Name: Antje M. Gibson
Title: VP, Treasurer

Date:	July 28, 2020

SILVERSEA CRUISE HOLDING LTD.

By:	/s/ ROBERTO MARTINOLI
Name: Roberto Martinoli
Title: CEO

Date:	July 28, 2020

Schedule

Part A: RCCL Hermes backed facility agreements

1.	A facility agreement dated 15 April 2009 (as amended and restated or amended from time to time including by an amendment agreement dated 15 April 2020) in respect of m.v. "Celebrity Equinox" (builder's hull no. S-676) entered into between, amongst others, RCCL as borrower, KfW IPEX-Bank GmbH as Hermes agent (in this capacity, the "Hermes Agent"), KfW IPEX-Bank GmbH as administrative agent (in this capacity, "Administrative Agent") and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.

2.	A facility agreement dated 26 November 2009 (as amended and restated or amended from time to time including by an amendment agreement dated 15 April 2020) in respect of m.v. "Celebrity Eclipse" (builder's hull no. S-677) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €420,000,000.

3.	A facility agreement dated 7 August 2008 (as amended and restated or amended from time to time including by an amendment agreement dated 23 April 2020) in respect of m.v. "Celebrity Solstice" (builder's hull no. S-675) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.

4.	A facility agreement dated 27 February 2009 (as amended and restated or amended from time to time including by an amendment agreement dated 22 April 2020) in respect of m.v. "Celebrity Silhouette" (builder's hull no. S-679) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €444,000,000.

5.	A facility agreement dated 19 December 2008 (as amended and restated or amended from time to time including by an amendment agreement dated 8 April 2020) in respect of m.v. "Celebrity Reflection" (builder's hull no. S-691) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €485,600,000.

6.	A facility agreement dated 8 June 2011 (as amended and restated or amended from time to time including by an amendment agreement dated 21 April 2020) in respect of m.v. "Quantum of the Seas" (builder's hull no. S-697) entered into between, amongst others, RCCL as borrower, the Hermes Agent, KfW IPEX-Bank GmbH as facility agent (in this capacity, the "Facility Agent")and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

7.	A facility agreement dated 8 June 2011 (as amended and restated or amended from time to time including by an amendment agreement dated 8 April 2020) in respect of

m.v. "Anthem of the Seas" (builder's hull no. S-698) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

8.	A facility agreement dated 31 March 2016 (as amended and restated or amended from time to time including by an amendment agreement dated 6 May 2020) in respect of m.v. "Ovation of the Seas" (builder's hull no. S-699) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

9.	A facility agreement dated 13 November 2015 (as amended and restated or amended from time to time including by an amendment agreement dated 8 April 2020) in respect of m.v. "Spectrum of the Seas" (builder's hull no. S-700) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein),

10.	A facility agreement dated 13 November 2015 (as amended from time to time including by an amendment agreement dated 30 April 2020) in respect of m.v. "Odyssey of the Seas" (builder's hull no. S-713) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

Part B: Silversea Hermes backed facility agreements

1.	A facility agreement dated as of 19 September 2019 (as amended from time to time) in respect of the passenger cruise vessel with builder's hull no. S-719 entered into between, amongst others, the Borrower as borrower, RCCL as guarantor, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee.

2.	A facility agreement dated as of 19 September 2019 (as amended from time to time) in respect of the passenger cruise vessel with builder's hull no. S-720 entered into between, amongst others, the Borrower as borrower, RCCL as guarantor, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee.

The facility agreements in Part A and Part B together the "Facility Agreements", the facility agreements in Part A together the "RCCL Facility Agreements" and the facility agreements in Part B together the "Silversea Facility Agreements".